Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	Rouse Properties, Inc.
Date of Event Requiring Statement:	January12, 2012

Exhibit 99.1

Explanation of Responses:

(1)	Common Stock held directly by Brookfield Retail Holdings LLC, a Delaware limited liability company (“BRH”).

(2)	Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(3)	Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(4)	Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”).

(5)	Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC (“BUSRH”).

(6)	Common Stock beneficially owned by Brookfield Retail Holdings IV-C LLC, a Delaware limited liability company (“BRH IV-C”) and held in title by BUSRH.

(7)	Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D”).

(8)	Common Stock held directly by Brookfield Retail Holdings V LP, a Delaware limited partnership (“BRH V” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B, BRH IV-C and BRH IV-D, the “Investment Vehicles”).

(9)	Common Stock held directly by Brookfield Retail Holdings VI LLC, a Delaware limited liability company, wholly-owned subsidiary of BR Split II (defined below) and indirect wholly-owned subsidiary of BAM (defined below) (“BRH VI”). Each of (i) Brookfield US Corporation, a Delaware corporation (“BUSC”), as a member of Brookfield Retail Split II LLC, a Delaware limited liability company and sole member of BRH VI (“BR Split II”), and shareholder of Brookfield REP GP Inc., a Delaware corporation (“BRGP”) (the manager of BR Split II), (ii) Brookfield US Holdings, Inc., a corporation formed under the laws of the Province of Ontario (“BUSH”), as the sole shareholder of BUSC, (iii) Brookfield Holdings Canada Inc., a corporation formed under the laws of the Province of Ontario (“BHC”) as the shareholder of BUSH, (iv) Brookfield Asset Management Inc., a corporation formed under the laws of the Province of Ontario (“BAM”), as the sole shareholder of BHC and the indirect sole shareholder of Brookfield (US) Investments Ltd., a Bermuda company, indirect wholly-owned subsidiary of BAM and member of BR Split II (“BIL”), and (v) Partners Limited, a corporation formed under the laws of the Province of Ontario (“Partners”), as a shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by BRH VI. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by BRH VI is reported herein. Each of BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH VI, except to the extent of any indirect pecuniary interest therein.

(10)	BIL holds a Class B interest in each Investment Vehicle. BAM and Partners may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by each Investment Vehicle. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein. BAM and Partners disclaim beneficial ownership of all shares of Common Stock that are directly beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(11)	Brookfield Retail Split LP, a Delaware limited partnership (“BRS”), as the holder of Class A interests in each Investment Vehicle (other than BRH V), may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by each Investment Vehicle (other than BRH V). Each of (i) BRGP, as the general partner of BRS, (ii) BUSC, as the sole shareholder of BRGP and an indirect shareholder of BRS, (iii) BUSH, as the sole shareholder of BUSC, (iv) BHC, as the sole shareholder of BUSH, (v) BAM, as the sole shareholder of BHC, and (vi) Partners, as a shareholder of BAM, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that is directly beneficially owned by each Investment Vehicle (other than BRH V). In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein. Each of BRGP, BUSC, BUSH, BHC, BAM and Partners disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(12)	Each of (i) Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP, a limited partnership formed under the laws of Manitoba (“BPIC”), as the sole managing member of BRH and the holder of Class C interests in BRH, (ii) Brookfield Private Funds Holdings Inc., a corporation formed under the laws of the Province of Ontario (“BPFH”), as the sole general partner of BPIC, and (iii) BHC, as the sole shareholder of BPFH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by BRH is reported herein. Each of BPIC, BPFH and BHC disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH, except to the extent of any indirect pecuniary interest therein.